UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2015

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2015, the Board of Directors of NetScout Systems, Inc. (“NetScout” or the “Company”) elected James A. Lico to its Board of Directors (the “Board”), subject to and effective as of the closing of the Transactions (as defined below), as a Class I director. The appointment of Mr. Lico brings the size of the Company’s Board to eight members.

Mr. Lico, age 49, has served as Danaher Corporation’s executive vice president with responsibility for its Test & Measurement segment and Gilbarco Veeder-Root business since 2005. Mr. Lico was recently named chief executive officer of Danaher’s diversified industrials business that is expected to be spun off by Danaher by the end of 2016. He joined Danaher in 1996 as Vice President, Operations of Veeder-Root and was subsequently appointed to senior leadership positions within Danaher until his appointment as Executive Vice President. Prior to Danaher, Mr. Lico held increasing responsible positions in manufacturing with both General Motors Corporation and AlliedSignal, Inc.

As previously disclosed, on October 12, 2014, the Company entered into an Agreement and Plan of Merger and Reorganization with Danaher, Potomac Holding LLC, a wholly-owned subsidiary of Danaher (“Newco”), RS Merger Sub I, Inc. and RS Merger Sub II, LLC (the “Merger Agreement”). In addition, the Company, Danaher and Newco entered into a Separation and Distribution Agreement, dated as of October 12, 2014 (the “Distribution Agreement”), providing for the transfer by Danaher to Newco of certain assets and liabilities of Danaher’s communications business, including Tektronix Communications, Arbor Networks and certain parts of Fluke Networks Enterprise, but excluding Danaher’s data communications cable installation business and its communication service provider (field and test tools systems) business. As used herein, the term “Transactions” refers to the transactions contemplated by the Merger Agreement, Distribution Agreement and any other documents referred to in or contemplated by the Merger Agreement and the Distribution Agreement.

Pursuant to the Merger Agreement, the Company agreed to appoint to the Company’s Board one individual designated by Danaher, effective on the closing date of the Transactions. Danaher designated, and the Board elected, James A. Lico as a Class I director. The Merger Agreement requires that, subject to the Board’s fiduciary duties, the Board nominate Mr. Lico as a director nominee for election to the Board at the Company’s 2015 annual meeting of stockholders, to serve until the Company’s 2018 meeting of stockholders and until his successor is duly elected and qualified. Mr. Lico is Danaher’s Executive Vice President and is a holder of Danaher common stock. In the Transactions, Mr. Lico is eligible to participate in the exchange offer being conducted by Danaher in connection with the Transactions on the same terms as all other Danaher stockholders. In connection with the Transactions, the Company will enter into or assume obligations under various ancillary agreements with Danaher or a subsidiary of Danaher, including a Commercial Lease Agreement and Transition Services Agreement. Under the Commercial Lease Agreement, in addition to paying all costs and expenses relating to the premises, the Company is obligated to pay Danaher or one of its subsidiaries base rent during the first two lease years of $984,000 per annum and during the third lease year, of $3,000,000 per annum. The Transitions Services Agreement provides for payment for services on a schedule-by-schedule basis, and the terms and costs of such services vary.

Mr. Lico will be entitled to applicable compensation described in the Company’s non-employee director compensation policy, as amended. The Company also intends to enter into its standard form of indemnification agreement with Mr. Lico, the form of which was previously filed as Exhibit 10.1 to Company’s Quarterly Report on Form 10-Q filed on January 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua
Chief Financial Officer

Date: July 10, 2015